UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

On January 5, 2007, CIT Group Inc. announced that Walter J. Owens was named President of CIT Corporate Finance, effective immediately, and will continue to serve as a member of the Office of the Chairman. Mr. Owens will report to Frederick E. Wolfert, Vice Chairman, Commercial Finance. The Corporate Finance segment includes CIT’s Energy, Healthcare, Communications, Media & Entertainment, Business Capital, Sponsor Finance, Mergers & Acquisitions, Real Estate, Equipment Finance, and Construction businesses.

Prior to being appointed President of CIT Corporate Finance, Mr. Owens served as Executive Vice President and Chief Sales and Marketing Officer of CIT, and has been a member of the Office of the Chairman, since March 2005. Prior to joining CIT, Mr. Owens served in a number of executive and management positions with General Electric Commercial Finance since 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ William J. Taylor
William J. Taylor Executive Vice President & Controller (Chief Accounting Officer)

Dated: January 5, 2007.